SCHEDULE G
                                       TO
                         THE ADVISORS' INNER CIRCLE FUND
                         AMENDED AND RESTATED RULE 18F-3
                               MULTIPLE CLASS PLAN
                             DATED FEBRUARY 16, 2010

                         AVIVA INVESTORS MAPSM 2015 FUND

---------------------------------------------------- ------------------------------ -------------------------------
FUND                                                     INVESTOR CLASS SHARES        INSTITUTIONAL CLASS SHARES
---------------------------------------------------- ------------------------------ -------------------------------
Aviva Investors MAPSM 2015 Fund                                    X                              X
---------------------------------------------------- ------------------------------ -------------------------------

                                                                     EXHIBIT G.1

                         AVIVA INVESTORS MAPSM 2015 FUND


                        CERTIFICATE OF CLASS DESIGNATION

                              INVESTOR CLASS SHARES

1.       CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

         Investor Class Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee. The Trust, on behalf of the Fund, will reimburse the Distributor annually for expenses incurred in connection with its distribution activities under the Distribution Plan approved by the Board of Trustees not to exceed an annual rate of 0.25% of the Fund's average daily net assets attributable to the Investor Class Shares of the Fund. Such activities include those associated with the promotion and sale of the Fund's Investor Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.       ELIGIBILITY OF PURCHASERS

         Investor Class Shares are principally designed for purchase by individual and retail investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.       EXCHANGE PRIVILEGES

         Investor Class Shares do not have exchange privileges.

4.       VOTING RIGHTS

         Each Investor Class Share shareholder will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Investor Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Investor Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.       CONVERSION RIGHTS

             Investor Class Shares do not have a conversion feature.

                                                                     EXHIBIT G.2

                         AVIVA INVESTORS MAPSM 2015 FUND

                        CERTIFICATE OF CLASS DESIGNATION

                           INSTITUTIONAL CLASS SHARES

1.       CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

         Institutional Class Shares are sold without a load or sales charge, and do not impose a shareholder service fee or asset-based sales charge.

2.       ELIGIBILITY OF PURCHASERS

         Institutional Class Shares are principally designed for purchase by individual and institutional investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.       EXCHANGE PRIVILEGES

         Institutional Class Shares do not have exchange privileges.

4.       VOTING RIGHTS

         Each Institutional Class Share shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements;
(ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.       CONVERSION RIGHTS

         Institutional Class Shares do not have a conversion feature.